POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Frank J. Drohan with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do anything else necessary and proper in connection therewith. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     By:     /s/ Charles P. Kuczynski
             CHARLES P. KUCZYNSKI,
             Secretary and Director
             September 19, 2007

     By:     /s/ Salvatore J. Bucchere
             SALVATORE J. BUCCHERE,
             Director
             September 19, 2007

     By:     /s/ Kevin O?C. Green
             KEVIN O?C. GREEN,
             Director
             September 19, 2007

     By:     /s/ Louis J. Lombardo
             LOUIS J. LOMBARDO,
             Director
             September 19, 2007